Exhibit 99


   First Oak Brook Bancshares, Inc.'s First Quarter Earnings Up 15%


    OAK BROOK, Ill.--(BUSINESS WIRE)--April 15, 2003--

                           2003 First Quarter Results
                                   (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) today reported first quarter earnings increased to $4.546 million, up 15% from $3.963 million for the first quarter 2002. Diluted earnings per share rose to $.70 for the first quarter 2003, compared to $.61 for the first quarter 2002.
    Performance for the first quarter resulted in an annualized return on average shareholders' equity (ROE) of 16.13%, topping 15.85% realized in the first quarter of 2002. Annualized return on average assets rose slightly to 1.17% for 2003, compared to 1.16% in 2002.
    Net interest income was $12.477 million for the first quarter of 2003 as compared to $11 million in 2002. The increased net interest income resulted from a 12% increase in average earning assets and a 5 basis point increase in the net interest margin to 3.50%. Loan fees received in the quarter offset the anticipated compression in the margin resulting from the low interest rate environment.
    The provision for loan losses increased to $750,000 for the first quarter of 2003 compared to $500,000 for 2002.
    Other income rose 18%, driven by continuing growth in the Company's following fee businesses:

    --  Treasury management - up $177,000, or 10%

    --  Merchant credit card processing - up $131,000, or 12%

    --  Investment management and trusts - up $100,000, or 26%

    --  Gain on mortgages sold - up $64,000, or 33%

    These increases in other income were complemented by income of $275,000 from the sale of covered call options and income of $194,000 from bank owned life insurance purchased in the second half of 2002. These increases were partially offset by a decrease of $225,000 in the income earned from the credit card revenue sharing agreement that expired on June 30, 2002.

    Other expenses rose 11% in the first quarter 2003 as a result of the following:

    -- Salaries and employee benefits - up $600,000 due to higher compensation costs, an increase in full time equivalents and increased costs of employee benefits.

    -- Occupancy and equipment - up $104,000 due to the opening of the Bolingbrook branch in March 2002 and the Countryside branch in January 2003.

    -- Professional fees - up $127,000 primarily due to increased legal fees related to ongoing loan recovery efforts.

    -- Merchant credit card interchange expense - up $89,000.

    Record Assets and Equity at March 31, 2003

    Total assets reached a record high of $1.643 billion at March 31, 2003, up 3% from $1.597 billion at December 31, 2002.
    Shareholders' equity also reached a record high of $115.0 million at March 31, 2003, up 3% from $111.9 million at December 31, 2002.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and lessens FDIC insurance assessments.


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

    Asset Quality (Unaudited)

    Nonperforming loans were $682,000 at March 31, 2003, a decrease from $1,444,000 at December 31, 2002. The decrease was due to the Company's receipt of $1.3 million from the bankruptcy court in connection with the Burr Ridge hotel loan which had been on nonaccrual for over 18 months. After the proceeds were applied to the remaining balance of $820,000, the Company recorded a recovery of $492,000 of the $507,000 that had previously been charged off.
    Due to the recovery noted above, the Company recorded net recoveries of $407,000 for the first quarter of 2003 compared to net charge-offs of $64,000 for the first quarter of 2002. Substantially all charge-offs for both periods are related to the Company's indirect vehicle portfolio.
    As of March 31, 2003, the Company's allowance for losses stood at $8.5 million, or .95% of loans outstanding, compared to $7.4 million, or .81% of loans outstanding at December 31, 2002.
    At March 31, 2003, nonperforming assets totaled $12.5 million. Nonperforming assets include nonperforming loans ($682,000), other real estate owned ($11.6 million), and repossessed vehicles held for sale ($250,000).
    Other real estate owned totaled $11.59 million at March 31, 2003 and consisted of a construction project to develop a 24 unit luxury condominium building in Chicago. The property was acquired by an agreement in lieu of foreclosure in November 2002 and recorded at its net realizable value of $3.606 million. The Company expects to complete the project within a budget of approximately $19.1 million, of which approximately $8 million had been disbursed by March 31, 2003. The Company expects construction to be substantially completed by late summer 2003. The Company has evaluated the property for impairment and no valuation adjustment is deemed necessary at this time.

    President's Comments

    Richard M. Rieser, Jr., Company President said, "We are pleased to report such a good start for 2003. We are also excited about the potential of our growing branch network. In less than three months we generated over $30 million in deposits at our new Countryside branch. In the second quarter, we expect to open our 16th office at Graue Mill adjacent to Hinsdale; and in the third quarter, we expect to open our 17th office in St. Charles, Illinois.
    "We are also heartened by the initial progress we've made in building our commercial lending capabilities. We've instituted a new incentive program to support our goals, enhanced our sales training, and hired four seasoned lenders to build our professional staff. We believe these steps will strengthen us competitively."

    Branch Network

    The Company's banking subsidiary is Oak Brook Bank. In January, the Bank opened its 15th office at 55th Street and Plainfield Road in Countryside, Illinois. In the second quarter, the Bank expects to open an office at Graue Mill on York Road near Ogden in Oak Brook and adjacent to Hinsdale, Illinois. In the third quarter, the Bank anticipates opening its 17th office at Route 38 and Randall Road in St. Charles, Illinois, near the new Kane County Courthouse.
    The Bank currently operates fifteen banking offices, thirteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.

    Shareholder Information

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB was added to the Russell 2000(R) Index effective July 1, 2002 for a term of one year.
    The following 20 firms make a market in the Company's Common
Stock. (Those marked with a (1) are also providing research coverage.): Goldman, Sachs & Co.; Cincinnati Stock Exchange; Knight
Securities L.P.; (1) Sandler, O'Neill & Partners; (1) Howe Barnes
Investments, Inc; McConnell Budd & Downes; Keefe, Bruyette & Woods,
Inc.; (1) Stifel, Nicolaus & Co., Inc.; Morgan Stanley & Co., Inc.;
Dain Rauscher, Inc.; Aegis Capital Corp; Schwab Capital Markets;
Merrill Lynch, Pierce, Fenner; Susquehanna Capital Group; Trident
Securities, Inc.; (1) FTN Financial Securities Corp.; Huntleigh
Securities Corp.; Herzog, Heine, Geduld, LLC; William Blair & Co. and
Smith, Moore & Co.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.

    A condensed balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to loan fraud and the condominium project discussed above, including, without limitation, construction costs, delays and the strength of the Chicago luxury condominium market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


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

FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                             March 31,     December 31,   March 31,
                               2003           2002          2002
                            ----------------------------------------
                                     (Dollars in thousands)
Assets
  Cash and due from banks   $   47,768     $   61,505    $   38,301
  Federal funds sold and
   interest-bearing deposits
   with banks                  115,007         55,005        57,703
  Investment securities        518,740        507,485       349,226
  Loans:
    Commercial loans           136,530        135,966       148,653
    Construction loans          69,319         60,805       102,264
    Commercial mortgage loans  228,196        245,099       202,787
    Residential mortgage loans  92,066        100,840       104,797
    Home equity loans          127,214        123,531       113,055
    Indirect vehicle loans     233,280        236,109       227,613
    Other consumer loans         9,337          9,731        10,314
                            -----------    -----------   -----------
  Total loans, net of
   unearned income             895,942        912,081       909,483
  Allowance for loan losses     (8,508)        (7,351)       (7,418)
                            -----------    -----------   -----------
  Net loans                    887,434        904,730       902,065
  Other real estate owned       11,590          7,944             -
  Other assets                  62,413         60,827        39,864
                            -----------    -----------   -----------
Total assets                $1,642,952     $1,597,496    $1,387,159
                            ===========    ===========   ===========

Liabilities
  Noninterest-bearing demand
   deposits                 $  230,315     $  247,806    $  213,580
  Interest-bearing deposits  1,081,681      1,016,925       883,720
                            -----------    -----------   -----------
  Total deposits             1,311,996      1,264,731     1,097,300
  Short-term debt               80,173         84,637        84,918
  FHLB borrowings              101,000        102,000        86,000
  Trust Preferred Capital
   Securities                   18,000         18,000         6,000
  Other liabilities             16,736         16,186        12,285
                            -----------    -----------   -----------
Total liabilities            1,527,905      1,485,554     1,286,503
Shareholders' equity           115,047        111,942       100,656
                            -----------    -----------   -----------
Total liabilities and
 shareholders' equity       $1,642,952     $1,597,496    $1,387,159
                            ===========    ===========   ===========


FIRST OAK BROOK BANCSHARES INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                               Three months ended
                                    March 31,                 %
                               2003           2002         Change
                            ----------------------------------------
                          (Dollars in thousands except per share data)
Interest income:
  Loans                     $   13,842     $   14,723            (6)
  Investment securities          6,280          4,773            32
  Other                            162            340           (52)
                            -----------    -----------
Total interest income           20,284         19,836             2
Interest expense:
  Deposits                       5,924          6,812           (13)
  Short term debt                  265            571           (54)
  FHLB borrowings                1,309          1,292             1
  Trust Preferred Capital
   Securities                      309            161            92
                            -----------    -----------
Total interest expense           7,807          8,836           (12)
                            -----------    -----------
  Net interest income           12,477         11,000            13
Provision for loan losses          750            500            50
                            -----------    -----------
  Net interest income after
   provision for loan losses    11,727         10,500            12
Other income:
  Service charges on deposit
   accounts                      1,924          1,747            10
  Investment management and
   trust fees                      481            381            26
  Merchant credit card
   processing fees               1,248          1,117            12
  Gain on mortgages sold,
   net of commissions              260            196            33
  Other operating income           779            549            42
  Investment securities
   gains, net                       31              8           288
                            -----------    -----------
Total other income               4,723          3,998            18
Other expenses:
  Salaries and employee
   benefits                      5,713          5,113            12
  Occupancy and equipment        1,093            989            11
  Data processing                  452            420             8
  Professional fees                362            235            54
  Advertising and business
   development                     446            418             7
  Merchant credit card
   interchange expense             943            854            10
  Other operating expense          713            694             3
                            -----------    -----------
Total other expenses             9,722          8,723            11
                            -----------    -----------
  Income before income taxes     6,728          5,775            17
  Income tax expense             2,182          1,812            20
                            -----------    -----------
Net income                  $    4,546     $    3,963            15
                            ===========    ===========
Diluted earnings per share  $      .70     $      .61            15
                            ===========    ===========


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

FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                Three months ended
                                    March 31,                 %
                               2003           2002          Change
                            ----------------------------------------
                          (Dollars in thousands except per share data)

AVERAGE BALANCES:
  Loans, net of unearned
   income                   $  904,945     $  898,994             1
  Investment securities        512,356        334,141            53
  Earning assets             1,471,303      1,313,798            12
  Total assets               1,572,585      1,390,587            13
  Demand deposits              220,802        206,443             7
  Total deposits             1,240,270      1,072,182            16
  Shareholders' equity         114,275        101,441            13

COMMON STOCK DATA
 Earnings per share:
    Basic                   $      .71     $      .63            13
    Diluted                        .70            .61            15
  Weighted average shares
   outstanding:
    Basic                    6,367,073      6,327,607             1
    Diluted                  6,523,431      6,479,303             1
  Cash dividends paid
   per share                $    .1425     $      .12            19
  Market price at
   period end               $    30.39     $    31.15            (2)
  Book value per share      $    17.60     $    15.46            14
  Price to book ratio             1.73x          2.01x          (14)
  Price to earnings ratio(1)     17.88x         13.72x           30
  Period end shares
   outstanding               6,372,262      6,321,852             1

FINANCIAL RATIOS
  Return on average assets(2)     1.17%          1.16%            1
  Return on average
   shareholders' equity(2)       16.13%         15.85%            2
  Overhead ratio(2)               1.38%          1.46%           (5)
  Efficiency ratio(2)            56.52%         58.16%           (3)
  Net interest margin on
   average earning
   assets(2),(3)                  3.50%          3.45%            1
  Net interest spread(2),(3)      3.06%          2.83%            8
  Dividend payout ratio          22.34%         19.10%           17

(1) Calculated using the end of period market price dividend by the last twelve months diluted earnings per share.
(2) Quarterly numbers are annualized.
(3) On a fully tax equivalent basis.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                            March 31,    December 31,
(In Thousands)                                2003           2002
                                           --------------------------
CAPITAL RATIOS             (minimum for
                        "well capitalized")

Company Consolidated:
  Tier 1 capital ratio               6%         11.56%        11.06%
  Total risk-based
   capital ratio                    10%         12.35%        11.73%
  Capital leverage ratio             5%          8.01%         7.74%

Oak Brook Bank:
  Tier 1 capital ratio               6%         10.88%        10.49%
  Total risk-based capital ratio    10%         11.67%        11.16%
  Capital leverage ratio             5%          7.52%         7.33%

ASSET QUALITY RATIOS
Nonperforming loans                        $      682    $    1,444
Nonperforming assets
 (includes nonperforming loans)                12,522         9,605
Nonperforming loans to
 total loans                                      .08%          .16%
Nonperforming assets to
 total assets                                     .76%          .60%
Net charge-offs (recoveries)
 to average loans(1)                             (.18)%        1.54%
Allowance for loan losses
 to total loans                                   .95%          .81%
Allowance for loan losses
 to nonperforming loans                         12.48x         5.09x

(1) Quarterly numbers are annualized.


    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630/571-1050 ext. 258
             rbouman@obb.com


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